Exhibit 99.1

INTERVAL LEISURE GROUP REPORTS SECOND QUARTER 2016 RESULTS

Miami, FL, August 4, 2016 — Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months ended June 30, 2016.

SECOND QUARTER 2016 HIGHLIGHTS

•                  Consolidated revenue increased to $297 million, and excluding cost reimbursements increased to $233 million

•                  Net income was $183 million and Diluted EPS was $1.87, including a non-cash gain on purchase associated with the acquisition of Vistana Signature Experiences (“Vistana”)

•                  Adjusted net income, which excludes the gain, was $35 million and adjusted diluted EPS was $0.36

•                  Adjusted EBITDA was $62 million, 48% higher compared to 2015

•                  Net cash from operating activities was $53 million and free cash flow was $45 million

•                  ILG repurchased 4.2 million shares at an average price per share of $14.54 for approximately $61 million, and paid $16 million in dividends, returning a total of $77 million to shareholders in the quarter

•                  On May 11, 2016 we completed the acquisition of Vistana, Starwood Hotels and Resorts’ vacation ownership business. As consideration for the acquisition, ILG issued 72.4 million shares to Starwood shareholders and paid $123 million, subject to post-closing adjustments.

“Our results for the second quarter and the first half of the year were on-target with our expectations. Vistana, the newest member of the ILG family, made a significant contribution in the quarter”, said Craig M. Nash, chairman, president, and CEO of Interval Leisure Group.” With a diversified and balanced portfolio, and the exclusive global licenses to three upper upscale brands in vacation ownership, we are very optimistic about the opportunities that lie ahead for the new ILG”.

Financial Summary & Operating Metrics (USD in millions except per share amounts)

	Three Months Ended
	June 30,		Year Over Year
METRICS	2016	2015	% Change

Exchange and Rental revenue	140	125	12%
Vacation Ownership revenue	157	49	220%
Total revenue	297	174	71%
Revenue excluding cost reimbursements	233	137	70%
Net income attributable to common stockholders	183	17	NM
Adjusted net income*	35	17	106%
Diluted EPS	$1.87	$0.29	NM
Adjusted diluted EPS*	$0.36	$0.29	24%
Adjusted EBITDA*	62	42	48%

BALANCE SHEET DATA	June 30, 2016	December 31, 2015
Cash and cash equivalents	127	93
Long-term debt	624	416

	Six Months Ended
	June 30,
CASH FLOW DATA	2016	2015
Net cash provided by operating activities	53	86
Free cash flow*	45	79

* “Adjusted net income”, “Adjusted EPS”, “Adjusted EBITDA” and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

Second Quarter 2016 Consolidated Operating Results

Consolidated revenue for the quarter ended June 30, 2016 was $297 million, an increase of 71% compared to the second quarter of 2015.  Excluding cost reimbursements, consolidated revenue increased 70% to $233 million.

In connection with the Vistana acquisition, ILG recorded a $197 million gain on purchase. This amount is provisional and subject to change. This non-cash gain is not subject to tax and caused our effective tax rate to decrease to 16.4% for the quarter ended June 30, 2016.

Net income attributable to common stockholders for the three months ended June 30, 2016 was $183 million, and diluted earnings per share (EPS) was $1.87. Impacting these results are a $160 million tax-effected gain on the Vistana acquisition and a $10 million after-tax increase in acquisition-related expenses.

Adjusted net income (defined below) for the quarter was $35 million, compared to $17 million in 2015. Adjusted diluted EPS was $0.36, compared to $0.29 in the prior year. Using a full year forecasted normalized tax rate of 37.7% that excludes the effect of the gain on purchase, adjusted

net income would be $23 million and adjusted diluted EPS would be $0.24.   This forecasted tax rate is slightly higher than ILG’s standalone full year 2015 rate, reflecting the combined business.

Business Segment Results

Exchange and Rental

Exchange and Rental segment revenue for the three months ended June 30, 2016 was $140 million, an increase of 12% compared to 2015. Excluding cost reimbursements, segment revenue was $116 million, an increase of 15% compared to 2015.  The increase is primarily related to the inclusion of Vistana subsequent to the May 11, 2016 acquisition.

Excluding Vistana and cost reimbursements, revenues decreased by 2% compared to the prior year as a result of lower membership fee and rental management revenue in the quarter. Membership fee revenue declined by $1 million compared to 2015, as a result of the continued shift in the percentage mix of Interval International’s membership base from traditional to corporate members and related fee compression from corporate accounts. Membership mix as of June 30, 2016 included 57% traditional and 43% corporate members, compared to 58% and 42% in the prior year. Rental management revenue decreased by $2 million driven by lower available room nights in our Aqua-Aston business, partly offset by higher occupancy and rates.

Total Interval Network active members at June 30, 2016 were 1.8 million, relatively consistent with 2015. Average revenue per member for the second quarter of 2016 was $46.76, an increase of 6% compared to 2015 due to the inclusion of Vistana Signature Network (“VSN”) and 7% membership and transaction revenue growth in the Hyatt Residence Club.

Exchange and Rental segment adjusted EBITDA was $43 million in the second quarter, an increase of 23% from the prior year due to the inclusion of the VSN. Excluding Vistana, segment adjusted EBITDA was in-line with 2015.

Vacation Ownership

Vacation Ownership segment revenue for the three months ended June 30, 2016 increased $108 million to $157 million principally resulting from the Vistana acquisition.

Excluding Vistana and cost reimbursements, revenue increased $2 million, or 5%, driven by higher resort operations and management fee revenues, as well as an increase in Hyatt Vacation Ownership (“HVO”) consolidated VOI sales compared to 2015.

Vacation Ownership segment adjusted EBITDA increased $12 million to $19 million in the second quarter, due to the inclusion of Vistana. Excluding Vistana, adjusted EBITDA decreased $1 million. Impacting these results are investments in the sales and marketing infrastructure at HVO consolidated properties and lower equity in earnings from its Maui joint venture reflecting a tough comparison from the second quarter of 2015.

CAPITAL RESOURCES AND LIQUIDITY

As of June 30, 2016, ILG’s cash and cash equivalents totaled $127 million, compared to $93 million as of December 31, 2015. Unsecuritized receivables were $570 million at period end.

The principal amount outstanding of long term corporate debt as of June 30, 2016 was $635 million consisting of our $350 million 5 5/8% Senior Notes and $285 million drawn under our revolving credit facility.

For the six months ended June 30, 2016, net cash provided by operating activities was $53 million compared to $86 million in 2015. The $33 million decrease was principally associated with $41 million of inventory spend at Vistana, higher income taxes paid of $13 million, a $10 million prepayment to Hyatt triggered by the Vistana acquisition, $9 million of higher interest paid (net of capitalized amounts), and the timing of certain cash disbursements. These cash outflows were partly offset by higher net cash receipts largely attributable to the inclusion of Vistana.

Net cash used in investment activities was $111 million principally associated with $77 million used in the Vistana acquisition (net of cash acquired) and $25 million of capital expenditures, related to IT  initiatives as well as investments in sales galleries and other resort operation assets.

The definition of free cash flow was modified to reflect certain changes in our business model resulting from the Vistana acquisition, primarily related to securitization cash flows. It is now consistent with what we referred to as “Adjusted free cash flow” in the previously provided guidance. Free cash flow (defined below) for the six months ended June 30, 2016 was $45 million compared to $79 million in 2015. The decrease is principally attributable to lower cash from operating activities and higher capital expenditures compared to 2015 described above.

Dividend

During the first half of 2016, ILG paid $23 million, or $0.24 cents per share in dividends.

In August 2016, our Board of Directors declared a $0.12 per share dividend payable September 21, 2016 to shareholders of record on September 7, 2016.

BUSINESS OUTLOOK AND GUIDANCE

Previous guidance assumed consolidation of Vistana as of May 1, 2016. ILG is updating its 2016 guidance to include Vistana’s results after the closing on May 11th and to revise the estimated impact of purchase accounting on revenue, as well as to reflect the current outlook for the business. The guidance assumes a $350 million securitization of mortgages receivable in the second half of 2016. However, there can be no assurance that we will be able to complete a securitization in this timeframe, for the targeted amount, or at all.

The 2016 Outlook schedule reconciles the non-GAAP financial measures in our 2016 full year guidance to the following expected GAAP results:

(in millions)	Low	High

Net income	$276	$292

Net cash provided by operating activities	$14	$29

2016 Full year guidance

(in millions)	Low	High

Consolidated revenues*	$1,300	$1,400

Adjusted EBITDA	$282	$302

Free cash flow	$155	$185

* Includes an estimated $275 million of cost reimbursements

PRESENTATION OF FINANCIAL INFORMATION

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, adjusted EBITDA, adjusted net income, adjusted basic and diluted EPS, free cash flow and constant currency, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, adjusted EBITDA (with certain different adjustments) is used to calculate compliance with certain financial covenants in ILG’s credit agreement and indenture. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies; however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of historical GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

CONFERENCE CALL

Investors and analysts may participate in the live conference call by dialing (844) 832-7221 (toll-free domestic) or (973) 638-3062 (international); Conference ID: 53414922. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for 7 days via telephone starting approximately two hours after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); Conference ID: 53414922. The webcast will be archived on Interval Leisure Group’s website for 90 days after the call.  A transcript of the call will also be available on the website.

ABOUT INTERVAL LEISURE GROUP

Interval Leisure Group (ILG) (NASDAQ: IILG) is a leading provider of professionally delivered vacation experiences and the exclusive global licensee for the Hyatt®, Westin®, and Sheraton® brands in vacation ownership. The company offers its owners, members, and guests access to an array of benefits and services, as well as world-class destinations through its international portfolio of resorts and clubs.  ILG’s operating businesses include Aqua-Aston Hospitality, Hyatt Vacation Ownership, Interval International, Trading Places International, Vacation Resorts International, VRI Europe, and Vistana Signature Experiences. Through its subsidiaries, ILG independently owns and manages the Hyatt Residence Club program and uses the Hyatt Vacation Ownership name and other Hyatt® marks under license from affiliates of Hyatt Hotels Corporation. In addition, ILG’s Vistana Signature Experiences, Inc. owns and manages the Westin Vacation Club and the Sheraton Vacation Club and uses related trademarks under license from Starwood Hotels & Resorts Worldwide, Inc. Headquartered in Miami, Florida, ILG has offices in 15 countries and approximately 10,000 employees. For more information, visit www.iilg.com.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this release, including statements regarding our future financial performance, our business prospects and strategy, anticipated financial position, liquidity, capital needs and other similar matters constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon the current beliefs and expectations of the management of ILG and are subject to significant risks and uncertainties outside of ILG’s control.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1)  adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries, or adverse events or trends in key vacation destinations, (2) adverse changes to, or interruptions in, relationships with third parties, (3) lack of available financing for, or insolvency or consolidation of developers, (4) decreased demand from prospective purchasers of vacation interests, (5) travel related health concerns, (6) regulatory changes, (7) our ability to compete effectively and successfully and to add new products and services, (8) our ability to successfully manage and integrate acquisitions, including Vistana, (9) the occurrence of a termination event under the master license agreement with Starwood or Hyatt, (10) our ability to market VOIs successfully and efficiently, (11) impairment of ILG’s assets, (12) the restrictive covenants in our revolving credit facility and indenture; (13) business interruptions in connection with technology systems, (14) the ability of managed homeowners associations to collect sufficient maintenance fees, (15) third parties not repaying advances or extensions of credit, (16) fluctuations in currency exchange rates, (17) actions of Starwood or any successor of Starwood that affect the reputation of the licensed marks, the offerings of or access to Starwood’s brands and programs, and (18) our ability to expand successfully in international markets and manage risks specific to international operations. Discussions of additional risks and uncertainties are contained in ILG’s filings with the U.S. Securities and Exchange Commission. ILG is not under any obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.  Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Service and membership related	$110	$104	$222	$219
Sales of vacation ownership products, net	49	10	58	16
Rental and ancillary services	63	22	89	44
Consumer financing	11	1	13	3
Cost reimbursements	64	37	101	76
Total revenue	297	174	483	358
Cost of service and membership related sales	27	25	52	51
Cost of vacation ownership product sales	19	7	25	12
Cost sales of rental and ancillary services	42	11	56	22
Cost of consumer financing	3	—	3	—
Cost reimbursements	64	37	101	76
Royalty fee expense	5	1	7	2
Selling and marketing expense	42	19	59	37
General and administrative expense	54	36	92	71
Amortization expense of intangibles	5	3	8	7
Depreciation expense	9	4	14	8
Total operating costs and expenses	270	143	417	286
Operating income	27	31	66	72
Other income (expense):
Interest income	—	—	1	1
Interest expense	(6)	(6)	(12)	(9)
Gain on bargain purchase	197	—	197	—
Other income, net	1	1	2	1
Equity in earnings from unconsolidated entities	1	1	2	2
Total other expense, net	193	(4)	190	(5)
Earnings before income taxes and noncontrolling interests	220	27	256	67
Income tax provision	(36)	(10)	(49)	(24)
Net income	184	17	207	43
Net income attributable to noncontrolling interests	(1)	—	(1)	(1)
Net income attributable to common stockholders	$183	$17	$206	$42

Earnings per share attributable to common stockholders:
Basic	$1.89	$0.29	$2.66	$0.73
Diluted	$1.87	$0.29	$2.64	$0.72
Weighted average number of shares of common stock outstanding:
Basic	97,091	57,453	77,355	57,316
Diluted	97,857	58,041	77,905	57,894
Dividends declared per share of common stock	$0.12	$0.12	$0.24	$0.24

Adjusted net income(1)	$35	$17	$60	$42
Adjusted earnings per share(1):
Basic	$0.36	$0.30	$0.77	$0.73
Diluted	$0.36	$0.29	$0.76	$0.72

(1) “Adjusted net income” and “Adjusted earnings per share” are non-GAAP measures as defined by the SEC. Please see “Reconciliations of Non-GAAP Measures” for a reconciliation to the comparable GAAP measure.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	As of
	June 30, 2016	December 31, 2015

ASSETS
Cash and cash equivalents	$127	$93
Vacation ownership mortgages receivable, net	90	6
Vacation ownership inventory	301	47
Deferred membership costs	8	8
Prepaid income taxes	—	13
Other current assets	237	91
Total current assets	763	258
Vacation ownership mortgages receivable, net	643	26
Investments in unconsolidated entities	58	38
Goodwill and intangible assets, net	1,034	811
Deferred membership costs	9	10
Property and equipment, net	561	91
Other non-current assets	65	45
TOTAL ASSETS	$3,133	$1,279

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$40	$36
Deferred revenue	149	86
Current portion of securitized debt from VIEs	42	—
Other current liabilities	272	90
Total current liabilities	503	212
Long-term debt	624	416
Securitized debt from VIEs	103	—
Deferred revenue	85	87
Other long-term liabilities	207	98
TOTAL LIABILITIES	1,522	813
Redeemable noncontrolling interest	1	1
Total ILG stockholders’ equity	1,579	432
Noncontrolling interests	31	33
TOTAL EQUITY	1,610	465
TOTAL LIABILITIES AND EQUITY	$3,133	$1,279

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended June 30,
	2016	2015

Cash flows from operating activities:
Net income	$207	$43
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	8	7
Amortization of debt issuance costs	1	1
Depreciation expense	14	9
Provision for loan losses	4	1
Accretion of mortgages receivable	2	—
Non-cash compensation expense	8	7
Deferred income taxes	(3)	—
Equity in earnings from unconsolidated entities	(2)	(2)
Excess tax benefits from stock-based awards	—	(2)
Gain on bargain purchase of Vistana acquisition	(197)	—
Changes in operating assets and liabilities	11	22
Net cash provided by operating activities	53	86
Cash flows from investing activities:
Acquisitions, net of cash	(77)	—
Capital expenditures	(25)	(7)
Purchases of trading investments	(2)	—
Investment in financing receivables	(2)	—
Other	(5)	—
Net cash used in investing activities	(111)	(7)
Cash flows from financing activities:
Payments from issuance of senior notes	—	350
Borrowings (payments) on revolving credit facility, net	210	(393)
Payments on securitized debt	(9)	—
Payment to former Vistana owner for subsidiary financing obligation	(24)	—
Payments of debt issuance costs	(2)	(7)
Purchases of treasury stock	(56)	—
Dividend payments to stockholders	(23)	(14)
Decrease in restricted cash	3	—
Withholding taxes on vesting of restricted stock units	(1)	(4)
Excess tax benefits from stock-based awards	—	2
Net cash provided by (used in) financing activities	98	(66)
Effect of exchange rate changes on cash and cash equivalents	(6)	(2)
Net increase in cash and cash equivalents	34	11
Cash and cash equivalents at beginning of period	93	81
Cash and cash equivalents at end of period	$127	$92

Supplemental disclosures of cash flow information:
Issuance of stock in connection with Vistana acquisition	$1,031	$—
Interest, net of amounts capitalized	$12	$3
Income taxes, net of refunds	$31	$18

OPERATING STATISTICS

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	% Change	2015	2016	% Change	2015

Including Vistana after the May 11, 2016 acquisition:
Exchange and Rental
Total active members at end of period (000’s)	1,809	(1)%	1,820	1,809	(1)%	1,820
Average revenue per member	$46.76	6%	$44.17	$96.19	2%	$94.04

Vacation Ownership
Contract sales (in millions)	$75	226%	$23	$101	98%	$51
Average transaction price	$18,179	(43)%	$31,745	$20,773	(43)%	$36,224
Volume per guest	$2,855	(8)%	$3,117	$3,096	(16)%	$3,692

Including Vistana for the full second quarter of 2016 and 2015:

Vacation Ownership
Contract sales (in millions)	$118	13%	$104
Average transaction price	$17,575	5%	$16,754
Volume per guest	$2,937	9%	$2,699

ADDITIONAL DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	% Change	2015	2016	% Change	2015
	(Dollars in thousands)			(Dollars in thousands)
Exchange and Rental
Transaction revenue	$50	4%	$48	$108	4%	$104
Membership fee revenue	34	10%	31	64	2%	63
Ancillary member revenue	1	0%	1	3	0%	3
Total member revenue	85	6%	80	175	3%	170
Club rental revenue	15	NM	3	18	NM	5
Other revenue	6	0%	6	12	(8)%	13
Rental management revenue	10	(17)%	12	23	(8)%	25
Cost reimbursement revenue	24	0%	24	46	(2)%	47
Total revenue	$140	12%	$125	$274	(5)%	$260
Exchange and Rental gross margin	58%	(4)%	60%	60%	(2)%	62%
Exchange and Rental gross margin without cost reimbursement revenue	70%	(6)%	74%	72%	(4)%	75%

Vacation Ownership
Resort operations revenue	$30	NM	$4	$35	NM	$7
Management fee revenue	27	29%	22	48	12%	43
Sale of vacation ownership products, net	49	NM	9	58	NM	16
Consumer financing revenue	11	NM	1	13	NM	3
Cost reimbursement revenue	40	186%	13	55	93%	29
Total revenue	$157	220%	$49	$209	113%	$98
Vacation Ownership gross margin	39%	0%	39%	39%	3%	38%
Vacation Ownership gross margin without cost reimbursement revenue	52%	(1)%	53%	53%	(1)%	54%

RECONCILIATIONS OF NON-GAAP MEASURES

	Six Months Ended June 30,
	2016	2015
	(Dollars in thousands)

Net cash provided by operating activities	$53	$86
Capital expenditures	(25)	(7)
Net changes in financing-related restricted cash	3	—
Repayment activity related to securitizations	(9)	—
Acquisition-related and restructuring payments	23	—
Free cash flow	$45	$79

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars in millions, except		(Dollars in millions, except
	per share data)		per share data)

Net income attributable to common stockholders	$183	$17	$206	$42
Acquisition related and restructuring costs	12	—	15	—
Other non-operating foreign currency remeasurements	(1)	—	(2)	(1)
Impact of purchase accounting	4	—	4	1
Other special items	(197)	—	(197)	—
Income tax impact of adjusting items(1)	34	—	34	—
Adjusted net income	$35	$17	$60	$42
Adjusted earnings per share:
Basic	$0.36	$0.30	$0.77	$0.73
Diluted	$0.36	$0.29	$0.76	$0.72

(1) Tax rate utilized is the applicable effective tax rate respective to the period.

	Three Months Ended June 30,
	2016			2015
	Exchange and Rental	Vacation Ownership	Consolidated	Exchange and Rental	Vacation Ownership	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$43	$19	$62	$35	$7	$42
Non-cash compensation expense	(3)	(2)	(5)	(2)	(1)	(3)
Other special items	197	—	197	—	—	—
Other non-operating income, net	1	—	1	1	—	1
Acquisition related and restructuring costs	(6)	(6)	(12)	—	—	—
Impact of purchase accounting	—	(4)	(4)	—	—	—
EBITDA	232	7	239	34	6	40
Amortization expense of intangibles	(3)	(2)	(5)	(2)	(1)	(3)
Depreciation expense	(4)	(5)	(9)	(4)	—	(4)
Less: Net income attributable to noncontrolling interests	—	1	1	—	—	—
Equity in earnings in unconsolidated entities	—	(1)	(1)	—	(1)	(1)
Less: Other special items	(197)	—	(197)	—	—	—
Less: Other non-operating income (expense), net	(1)	—	(1)	(1)	—	(1)
Operating income	$27	$—	27	$27	$4	31
Interest income			—			—
Interest expense			(6)			(6)
Other non-operating income, net			1			1
Equity in earnings in unconsolidated entities			1			1
Other special items			197			—
Income tax provision			(36)			(10)
Net income			184			17
Net income attributable to noncontrolling interests			(1)			—
Net income attributable to common stockholders			$183			$17

	Six Months Ended June 30,
	2016			2015
	Exchange and Rental	Vacation Ownership	Consolidated	Exchange and Rental	Vacation Ownership	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$90	$26	$116	$81	$15	$96
Non-cash compensation expense	(5)	(3)	(8)	(5)	(2)	(7)
Other special items	197	—	197	—	—	—
Other non-operating income (expense), net	2	—	2	1	—	1
Acquisition related and restructuring costs	(6)	(9)	(15)	—	—	—
Impact of purchase accounting	—	(4)	(4)	—	(1)	(1)
EBITDA	278	10	288	77	12	89
Amortization expense of intangibles	(5)	(3)	(8)	(4)	(3)	(7)
Depreciation expense	(9)	(5)	(14)	(7)	(1)	(8)
Less: Net income attributable to noncontrolling interests	—	1	1	—	1	1
Equity in earnings in unconsolidated entities	—	(2)	(2)	—	(2)	(2)
Less: Special items	(197)	—	(197)	—	—	—
Less: Other non-operating income (expense), net	(2)	—	(2)	(1)	—	(1)
Operating income	$65	$1	66	$65	$7	72
Interest income			1			1
Interest expense			(12)			(9)
Other non-operating income, net			2			1
Equity in earnings in unconsolidated entities			2			2
Other special items			197			—
Income tax provision			(49)			(24)
Net income			207			43
Net income attributable to noncontrolling interests			(1)			(1)
Net income attributable to common stockholders			$206			$42

RECONCILIATIONS OF NON-GAAP MEASURES

2016 OUTLOOK

	Current Guidance
	Low	High
	(In millions)
Adjusted EBITDA	$282	$302
Non-cash compensation expense	(20)	(20)
Other non-operating income, net	199	199
Acquisition related and restructuring costs	(17)	(17)
Impact of purchase accounting	(19)	(19)
Depreciation and amortization	(60)	(60)
Interest, net	(23)	(23)
Income tax provision	(65)	(69)
Net income attributable to common stockholders	$276	$292

	Current Guidance
	Low	High
	(In millions)
Net cash provided by operating activities	$14	$29
Capital expenditures	(120)	(105)
Net Changes in financing-related restricted cash	(4)	(4)
Securitization proceeds net of debt issuance costs	322	322
Repayments of securitized debt	(84)	(84)
Acquisition-related and restructuring payments	27	27
Free cash flow	$155	$185

GLOSSARY OF TERMS

Acquisition related and restructuring costs - Represents transaction fees, costs incurred in connection with performing due diligence, subsequent adjustments to our initial estimate of contingent consideration obligations associated with business acquisitions, and other direct costs related to acquisition activities. Additionally, this item includes certain restructuring charges primarily related to workforce reductions, costs associated with integrating acquired businesses and estimated costs of exiting contractual commitments.

Adjusted earnings per share (EPS) is defined as adjusted net income divided by the weighted average number of shares of common stock outstanding during the period for basic EPS and, additionally, inclusive of dilutive securities for diluted EPS.

Adjusted EBITDA - EBITDA, excluding, if applicable: (1) non-cash compensation expense, (2) goodwill and asset impairments, (3) acquisition related and restructuring costs, (4) other non-operating income and expense, (5) the impact of the application of purchase accounting, and (6) other special items. The Company’s presentation of adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Adjusted net income is defined as net income attributable to common stockholders, excluding the impact of (1) acquisition related and restructuring costs, (2) other non-operating foreign currency remeasurements, (3) the impact of the application of purchase accounting, and (4) other special items.

Ancillary member revenue - Other Interval Network member related revenue including insurance and travel related services.

Average revenue per member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network, Vistana Signature Network and Hyatt Residence Club for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period. Vistana Signature Network revenue is included herein only since its date of acquisition.

Average transaction price — Contract Sales divided by the net number of transactions during the period.

Constant currency — Represents current period results of operations determined by translating the functional currency results into dollars (the reporting currency) using the actual blended rate of translation from the comparable prior period. Management believes that the presentation of results of operations excluding the effect of foreign currency translations serves to enhance the understanding of ILG’s performance and improves period to period comparability of results from business operations.

Contract sales — Total vacation ownership interests sold at consolidated and unconsolidated projects pursuant to purchase agreements, net of actual cancellations and rescissions, where we have met a minimum threshold amounting to a 10% down payment of the contract purchase price during the period.

Cost reimbursements - Represents the compensation and other employee-related costs directly associated with managing properties that are included in both revenue and cost of sales and that are passed on to the property owners or homeowner associations without mark-up. Cost reimbursement revenue of the Vacation Ownership segment also includes reimbursement of sales and marketing expenses, without mark-up, pursuant to contractual arrangements. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

EBITDA - Net income attributable to common stockholders excluding, if applicable: (1) non-operating interest income and interest expense, (2) income taxes, (3) depreciation expense, and (4) amortization expense of intangibles.

Free cash flow — is defined as cash provided by operating activities less capital expenditures, plus  net changes in financing-related restricted cash and net borrowing and repayment activity related to securitizations, excluding certain payments unrelated to our ongoing core business, such as acquisition-related and restructuring expenses.

Management fee revenue — Represents vacation ownership property management revenue earned by our Vacation Ownership segment exclusive of pass-through revenue.

Membership fee revenue — Represents fees paid for membership in the Interval Network, Vistana Signature Network and Hyatt Residence Club.

Net leverage — Long term debt (excluding issuance costs) minus cash and cash equivalents divided by Adjusted EBITDA.

Other special items — consist of other items that we believe are not related to our core business operations. For the three and six month period ended June 30, 2016, includes the gain on bargain purchase associated with the Vistana acquisition.

Other revenue — includes revenue related primarily to exchange and rental transaction activity and membership programs outside of the Interval Network, Vistana Signature Network and Hyatt Residence Club, sales of marketing materials primarily for point-of-sale developer use, and certain financial services-related fee income.

Rental management revenue — Represents rental management revenue earned by our vacation rental businesses within our Exchange and Rental segment, exclusive of cost reimbursement revenue.

Total active members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period. All Vistana Signature Network and Hyatt Residence Club members are also members of the Interval Network.

Transaction revenue — Interval Network and Hyatt Residence Club transactional and service fees paid primarily for exchanges, Getaways, reservation servicing and related transactions.

Volume per guest — Contract sales divided by the total number of tours during the period.

Interval Leisure Group

Investor Contact:
Lily Arteaga, 305 925-7302
Investor Relations
Lily.Arteaga@iilg.com

Or

Media Contact:
Christine Boesch, 305-925-7267
Corporate Communications
Chr